                                                                   EXHIBIT 10.75

                               ROBERT L. PUCKETT



February 27, 1995



Big O Tires, Inc.
Attn:  Mr. John B. Adams
11755 East Peakview Avenue
Englewood, CO  80111

Dear John:

In accordance with our mutual agreement, I am resigning as the Corporate Controller of Big O Tires, Inc. effective Friday, February 24, 1995 and as an employee effective March 31, 1995.

This letter sets forth our agreement with respect to certain matters relating to my resignation as discussed between us on Thursday, February 23, 1995. If you agree, please sign below.

     1. Severance Pay: As the former Corporate Controller, I will be entitled to severance pay commencing with my termination date of March 31, 1995 in accordance with the Executive Management Severance Pay Policy which is attached to this letter.

     2. Continuation of Other Benefits: Big O will continue to provide medical, dental, life and AD&D insurance benefits according to the same policy. I understand that all other benefits and perquisites as specified in that policy will cease on March 31, 1995.

          I am aware that if I am carrying Supplemental Life and Supplemental Accidental Death and Dismemberment insurance, I may address the continuation of those supplemental plans beyond my termination date by contacting the insurance carrier directly. I further understand that you will send to me special notice regarding my rights to continue medical benefits under COBRA following the date of cessation of coverage.

     3. Other Plans: The plan documents of other benefit programs, e.g. Big O Tires, Inc. Employee Stock Ownership Plan, the Big O Tires, Inc. Director and Employee Stock Option Plan, the Big O Tires, Inc. Long Term Incentive Plan, and the 401(k) Retirement Plan will govern my rights and benefits under those plans.

     4. Professional Outplacement Assistance: Big O Tires, Inc. will provide me with Professional Outplacement Assistance through a mutually agreeable outplacement firm and reimburse that firm for actual expenses not to exceed Five Thousand, Five Hundred Dollars ($5,500).

     5. Accumulated Vacation: Compensation for thirteen (13) days of earned vacation will be added to my paycheck for the period including March 31, 1995. This represents the earned and unused vacation grant due to me on that date.

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     6.   Expenses and Company Property:  I will submit my claim for expenses that I have incurred on behalf of the Company by April 10, 1995. I will also return any Company property before my termination date.

     7. Indemnification: Big O will indemnify and hold me harmless with respect to any liability, damage, cost or expense (including reasonable Counsel fees) incurred in connection with any threatened, pending or contemplated claim, action, suit, proceeding or investigation to which I am or was a party or threatened to be made a party by reason of having been an Officer or Employee of the Company to the full extent permitted by the Articles of Incorporation and By-Laws of Big O Tires, Inc.

     8. Confidentiality: I agree that I will treat as private and privileged any trade secrets and other information, data, figures, projections, estimates, customer lists, price lists, internal procedures, and the like and I will not release any such information to any person, firm, corporation or other entity, either by statement, deposition or as a witness, except upon direct written authority of a member of the Office of the CEO of Big O Tires, Inc. and Big O Tires, Inc. shall be entitled to an injunction by any competent court to enjoin and restrain the unauthorized disclosures of such information. This information will also include, without limitation, that which has been furnished to me by Big O with respect to its products and their marketing, distribution, pricing and application, that is confidential or proprietary and/or which is subject to Copyright and Trademark protections.

          I agree that I will not at any time talk about, write about or otherwise publicize the terms or existence of this agreement with Big O Tires, Inc. or any fact concerning its negotiation, execution or implementation except as may be necessary to discuss such with my attorney or tax advisor. I will not testify or give evidence in any forum concerning my employment or termination of employment with Big O Tires, Inc. unless required by law.

     9. Non-Competition: For a period of twelve months (12) from my termination date, i.e. until March 31, 1996, I will not compete with Big O Tires, Inc. I will not engage in or assist any person, firm, corporation or entity in the business of wholesaling or retailing of tires and related automotive products or the business of automotive franchise operations in the continental United States of America.

     10.  Release:  (a)   In further consideration of the rights and obligations
          created by this Agreement, the receipt and sufficiency of which are hereby acknowledged, I, for myself, my heirs, personal representatives, successors and assigns, hereby fully and forever release and discharge Big O, its subsidiaries, affiliates, and each of them, as well as their officers, directors, shareholders, employees, agents, attorneys, successors, and assigns, from any and all claims, demands, obligations, actions, liabilities, and damages of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, that I may now have or claim at any future time to have, based in whole or in part upon any act or omission through the date of my resignation from employment with Big O, including without limitation those claims, demands, obligations, actions, liabilities, and damages arising from, relating to or based upon my employment with Big O or separation from employment with Big O, except as provided herein. I do not release Big O from obligations under the severance package or the indemnification described above.

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

          (b) I agree that the release in subparagraph 10 (a) includes, but is not limited to, an express waiver of rights and claims under federal and state statutes that prohibit employment discrimination on the basis of sex, race, national origin, religion, disability and age, such as the Age Discrimination in Employment Act of 1987, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, and the Colorado Civil Rights Act, as well as all common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, constructive discharge, and wrongful discharge. I agree that the benefits under this Agreement, which I accept by signing this Agreement and to which I would not otherwise be entitled, have value to me. I, after having been advised to consult with an attorney, affirm that I have been offered at least 21 days in which to consider executing this Agreement. I am further aware of my right to revoke the waiver of claims within 7 days after signing this Agreement. If I revoke the waiver of claims contained in this paragraph within 7 days after signing this letter, I shall immediately return to Big O all sums I have received pursuant to this Agreement and in that event this Agreement shall be of no further force or effect.

          (c) It is intended that this release be construed in the broadest possible manner, to further the intention of the parties that all potential disputes between them arising out of or connected to my employment with Big O be forever resolved.

     11. Release by Big O: In consideration of the rights and obligations created by this Agreement, the receipt and sufficiency of which are hereby acknowledged, Big O, for itself, its subsidiaries, affiliates, and each of them as well as their officers, directors, shareholders, employees, agents, attorneys, successors and assigns, hereby fully and forever releases and discharges me, my heirs, personal representatives, successors and assigns, from any and all claims, demands, obligations, actions, liabilities and damages of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected that Big O may now have or claim at any future time to have, based in whole or in part upon any act or omission through the date of my separation from employment with Big O, including without limitation those claims, demands, obligations, actions, liabilities, and damages arising from, relating to or based upon my employment with Big O or separation from employment with Big O.

Yours very truly,


/s/ Robert L. Puckett
----------------------------
Robert L. Puckett

Accepted, Big O Tires, Inc. by:


/s/ John B. Adams
----------------------------
By:  John B. Adams
    Executive Vice President

Attachment

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
                               BIG O TIRES, INC.
                          HUMAN RESOURCES GUIDELINES

------------------------------------------------------------------------------

                   Executive Management
TITLE:             Severance Pay Policy     NUMBER:           2.11.1
                   --------------------                     -----------

EFFECTIVE DATE:         06/07/94            REVISION DATE:  -----------
                   --------------------

PAGE 1 OF 3
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SCOPE:
-----

Big O Tires, Inc. executive management employees as indicated herein.


PURPOSE:
-------

To provide a fair and appropriate level of compensation to certain executive management employees (as indicated herein) in the event of an involuntary termination other than listed below.


GUIDELINE:
---------

1. Eligibility for this benefit is defined as any active, regular, full-time employee who is employed by Big O in one of the following positions: Vice President -- Regional or Corporate, General Counsel or Corporate Controller; Vice President -- Senior or Executive; and President and CEO.

2. This guideline does not apply in the case of an executive who voluntarily resigns (except where such resignation is mutually agreed upon) or who is involuntarily terminated by Big O based on its good faith belief that the termination was caused by the executive as a result of committing acts of fraud, gross negligence, willful misconduct, or a crime involving moral turpitude.

3. Severance pay will be granted in the form of continued base salary payments for a specified period of time but in no event less than the minimum benefit. If the individual finds new employment during the severance period, then Big O will: 1) pay the individual the shortage (if any) between the individual's new salary and his/her former base salary for the duration of the severance period or 2) terminate the severance pay if the individual's new salary is greater than his/her former base salary.

   The severance period will vary according to job level and full years of service as described below:

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

                               BIG O TIRES, INC.
                          HUMAN RESOURCES GUIDELINES

------------------------------------------------------------------------------

                   Executive Management
TITLE:             Severance Pay Policy     NUMBER:           2.11.1
                   --------------------                     -----------

EFFECTIVE DATE:         06/07/94            REVISION DATE:  -----------
                   --------------------

PAGE 2 OF 3
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
===============================================================================
POSITION                                          SEVERANCE BENEFIT
================================================================================
Vice President, Regional &            3 weeks pay per each full year of service
 Corporate; General Counsel;          with the Company plus 1 week per each
 Corporate Controller                 full $10,000 of salary.
                                      MINIMUM BENEFIT:   6 MONTHS
                                      MAXIMUM BENEFIT:  12 MONTHS
                                      Professional outplacement assistance
                                      after 5 full years of service, not to
                                      exceed $5,500.
================================================================================
Vice President, Senior & Executive    2 months pay per each full year of
                                      service with the Company plus the minimum
                                      benefit, but not to exceed the maximum
                                      benefit.
                                      MINIMUM BENEFIT:    9 MONTHS
                                      MAXIMUM BENEFIT:  18 MONTHS
                                      Professional outplacement assistance
                                      after 3full years of service, not to
                                      exceed $8,000.
================================================================================
President/Chief Executive Officer     3 months pay per each full year of
                                      service with the Company plus the minimum
                                      benefit, but not to exceed the maximum
                                      benefit.
                                      MINIMUM BENEFIT:  12 MONTHS
                                      MAXIMUM BENEFIT:  24 MONTHS
                                      Professional outplacement assistance
                                      after 2 full years of service, not to
                                      exceed $10,000.
================================================================================

4. Big O will continue to provide medical, dental, and life and AD&D insurance benefits at the same level provided during employment until the severance period ends or the executive begins a new position where benefits are comparable/equal. All voluntary benefits elected by the executive will continue unless the Company is instructed

                               BIG O TIRES, INC.
                          HUMAN RESOURCES GUIDELINES

------------------------------------------------------------------------------

                   Executive Management
TITLE:             Severance Pay Policy     NUMBER:           2.11.1
                   --------------------                     -----------

EFFECTIVE DATE:         06/07/94            REVISION DATE:  -----------
                   --------------------

PAGE 3 OF 3
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   otherwise. All other benefits and perquisites, such as short and long term disability, top hat, 401(k), 125 flex plan, use of Company car or auto allowance, club membership, D.S.O., etc. will cease with termination of active employment. ESOP is governed by the ESOP document. The Company's Annual Incentive Bonus Plan is prorated through the end of active employment to an executive who qualifies for this guideline, and will be paid within 45 days after the end of such active employment. The Company's LTI program is governed by the LTI plan document.

5. Big O will provide professional outplacement services as listed by management level to assist the executive in locating a new position up to the amount specified.

6. If an eligible executive's job duties are reduced significantly, such that the executive can no longer be reasonably considered to be performing in a job capacity of comparable job size/scope, the executive may terminate employment with 90 days written notice. Upon termination, the executive will be eligible for severance pay under the terms specified herein.

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